Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We have issued our reports dated September 27, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of Valley Resources, Inc. and subsidiaries on Form 10-K for the year ended August 31, 1999. We hereby consent to incorporation by reference of said reports in this Current Report of Southern Union Company on Form 8-K.



                                                     GRANT THORNTON LLP
                                                     Grant Thornton LLP



Boston, Massachusetts
October 5, 2000